Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in the registration statement on Form S-8 (Registration No. 333-185612) and to the inclusion in this Annual Report on Form 10-K of Par Petroleum Corporation of our report dated February 21, 2013, with respect to estimates of proved reserves attributable to certain interests of Par Petroleum Corporation as of December 31, 2012.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Phillip S. (Scott) Frost
Phillip S. (Scott) Frost
Senior Vice President

Dallas, Texas

March 26, 2013

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